SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 23, 2016

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 23, 2016, Aoxin Tianli Group, Inc. (the “Company”) entered into an Equity Transfer Agreement with Zhong Bi Cheng Holdings Co., Ltd. ("Zhong Bi Cheng"), a Hangzhou-based PRC corporation, for the sale of the Company’s 88% equity interest in Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd. (“Hang-ao”) for a total consideration of RMB 26 million (approximately US$ 3.7 million), of which RMB 5 million has been paid to the Company, with the remaining RMB 21 million due by December 30, 2016.

Item 7.01 Regulation FD Disclosure

On December 27, 2016, Aoxin Tianli Group, Inc. issued a press release announcing that it had executed an equity transfer agreement to sell the Company's 88% equity interest in Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd.

The information in this Item 7.01and Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Equity Transfer Agreement dated December 23, 2016 for the sale of the Company’s 88% equity interest inHubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd. to Zhong Bi Cheng
99.1	Press release issued December 27, 2016.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Wocheng Liu
Wocheng Liu Chairman and Co-Chief Executive Officer

Dated: December 27, 2016